Exhibit 99.1

Sucampo Appoints Thomas J. Knapp as Senior Vice President, General Counsel and Corporate Secretary

BETHESDA, Md.--(BUSINESS WIRE)--February 25, 2010--Sucampo Pharmaceuticals, Inc. (NASDAQ:SCMP) today announced the appointment of Thomas J. Knapp as Senior Vice President, General Counsel and Corporate Secretary, a newly-created position, effective February 19, 2010, reporting to James J. Egan, Chief Operating Officer of Sucampo Pharmaceuticals, Inc. Mr. Knapp will be responsible for all in-house and outside legal activities for Sucampo, including governance and compliance activities, contract administration and records retention.

Mr. Egan said, “Adding Tom to Sucampo’s management team significantly strengthens our ability to interact with our current and potential partners and other stakeholders as we pursue our corporate strategy of expanding Amitiza’s geographic reach and advance the commercialization and development of our other prostone product opportunities. We are delighted to have him join us.”

Mr. Knapp has over 20 years of corporate and large legal firm experience with regulated industries. Prior to joining Sucampo, Mr. Knapp was Vice President, General Counsel and Corporate Secretary at NorthWestern Corporation, in Washington, D.C., one of the largest publicly owned utilities serving the Upper MidWest and NorthWest regions of the U.S., during that company’s restructuring. While there, he had responsibility for all legal matters including mergers and acquisitions, restructuring, complex commercial transactions, financing instruments, Federal and State regulatory matters, Federal government affairs, risk management, project financing, regulatory proceedings, litigation, corporate governance, compliance, and supervising outside counsel. Prior to joining NorthWestern, Mr. Knapp held senior in-house attorney positions at The Boeing Company and The Burlington Northern & Santa Fe Railway Company, and was Of Counsel at Paul, Hastings, Janofsky & Walker LLP.

Mr. Knapp earned a B.A. in Political Science and Business from the University of Illinois-Urbana and his J.D. from Loyola University School of Law, in Chicago. He is licensed to practice law in Illinois, Florida, Texas, the District of Columbia and the U.S. Supreme Court.

About Sucampo Pharmaceuticals

Sucampo Pharmaceuticals, Inc., an international biopharmaceutical company based in Bethesda, Maryland, focuses on the development and commercialization of medicines based on prostones. The therapeutic potential of prostones, which are bio-lipids that occur naturally in the human body, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ Chairman and Chief Executive Officer. Dr. Ueno founded Sucampo Pharmaceuticals in 1996 with Sachiko Kuno, Ph.D., founding Chief Executive Officer and currently Advisor, International Business Development and a member of the Board of Directors.

Sucampo is marketing Amitiza® (lubiprostone) 24 mcg in the U.S. for chronic idiopathic constipation in adults and Amitiza 8 mcg in the U.S. to treat irritable bowel syndrome with constipation in adult women. Sucampo also is developing the drug for additional gastrointestinal disorders with large potential markets. In addition, Sucampo has a robust pipeline of compounds with the potential to target underserved diseases affecting millions of patients worldwide. Sucampo Pharmaceuticals, Inc. has three wholly owned subsidiaries: Sucampo Pharma Europe, Ltd., located in the UK; Sucampo Pharma, Ltd., located in Japan; and, Sucampo Pharma Americas, Inc., located in Maryland. To learn more about Sucampo Pharmaceuticals and its products, visit www.sucampo.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” ”may” or other similar expressions. Forward-looking statements include statements about the potential utility of Amitiza and Rescula to treat particular indications. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those described in Sucampo Pharmaceuticals’ filings with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2008 and other periodic reports filed with the SEC. Any forward-looking statements in this press release represent Sucampo Pharmaceuticals’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent data. Sucampo does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Sucampo Pharmaceuticals, Inc.
Kate de Santis, 240-223-3834
or
Westwicke Partners
John Woolford, 410-213-0506